EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Front Range Capital Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William A. Mitchell, Jr., Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William A. Mitchell, Jr. William A. Mitchell, Jr. Chief Executive Officer and President

November 13, 2003

A signed original of this written statement required by Section 906 has been provided to Front Range Capital Corporation and will be retained by Front Range Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.